                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  August 31, 1998

              Cambridge Technology Partners (Massachusetts), Inc.
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            (Exact name of Registrant as specified in its charter)

                  304 Vassar Street, Cambridge, Massachusetts
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                   (Address of principal executive offices)

                                     02139
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                                  (Zip Code)

                                (617) 374-9800
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              Registrant's telephone number, including area code


         Delaware                       0-21040                     06-132-0610
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(State or other jurisdiction    (Commission File Number)    (IRS Employer Identification
      of Incorporation                                                  No.)

Item 2:  Acquisition or Disposition of Assets
---------------------------------------------

     On August 31, 1998, Cambridge Technology Partners (Massachusetts), Inc. (the "Company") acquired Excell Data Corporation, a Washington corporation ("Excell"), pursuant to an Agreement and Plan of Merger, dated as of August 31, 1998 (the "Merger Agreement"), by and among the Company, Cambridge/Washington Acquisition Corp., a Washington corporation and wholly-owned subsidiary of the Company ("Merger Sub"), Excell, and the shareholders of Excell (the "Merger"). In connection with the Merger, the Company (a) issued 1,680,416 shares of the Company's common stock in exchange for all of the outstanding shares of capital stock of Excell, and (b) agreed to pay approximately $6.7 million to Excell employees, as required under an Excell employee benefit plan (the "Excell Employee Payments").

     The issuance of shares of the Company's common stock in connection with the Merger was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the "Securities Act"), pursuant to Regulation D, Rule 506 under the Securities Act. In connection with such issuance, each Excell shareholder receiving shares of the Company's common stock (each, a "Seller") was required to execute an Investment Agreement (an "Investment Agreement") on or prior to the closing of the transaction. Among other things, each Seller was required to represent and warrant, (a) that such Seller was either an "accredited investor," as defined in Rule 501(a) under the Securities Act, or that such Seller, either alone or with such Seller's "purchaser representative," as defined in Rule 501(h) under the Securities Act, had the requisite knowledge and experience in financial and business matters to evaluate the merits and risks of the investment; and (b) that such Seller was acquiring the Company's common stock for his or her own account and not with a present view toward resale or other distribution of such stock.

     In connection with the Merger, 168,024 shares of the Company's common stock issued to the former Excell shareholders are being held in escrow until August 31, 1999 to cover any reimbursable claims under the Merger Agreement and related agreements.

     Pursuant to the terms of a Registration Rights Agreement by and among the Company and the shareholders of Excell, the Company intends to file with the Securities and Exchange Commission, on or before September 30, 1998, a registration statement on Form S-3 relating to the resale of 1,512,392 shares of common stock of the Company issued to the former shareholders of Excell (representing all shares issued in the Merger other than those shares being held in escrow as described above). The Company will not receive any proceeds from any resales of such shares of the Company's common stock.

     The Merger will be accounted for under the pooling-of-interests method. The purchase price and terms for the Merger were determined in arm's-length negotiations. The terms of the

Merger are more fully described in the Merger Agreement, the Registration Rights Agreement and the Escrow Agreement, copies of which are filed as Exhibits 2.1,
2.2 and 2.3, respectively, to this Report. The Company expects to incur a one-time charge of approximately $8 million in the quarter ending September 30, 1998 for costs related to the business combination, including approximately $6.7 million related to the Excell Employee Payments.

     Excell, which is based in Bellevue, Washington, is a systems integrator of Microsoft-centric solutions. The Merger provides the Company with additional resources for its Rapid Application Deployment business, augmenting its existing Microsoft-specific application development capabilities. The Merger will also extend the Company's capabilities in the network services market and expand the Company's existing offerings in network assessment, development, and design to include implementation of multi-vendor applications, messaging systems and network systems in heterogeneous network environments. As a result of the Merger, the Company will add an aggregate of approximately 510 employees in Bellevue, Washington, Portland, Oregon, and Denver, Colorado. Excell will be operated as a wholly-owned subsidiary of the Company.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits
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(a)  Financial Statements of Businesses Acquired.  Not Applicable.

(b)  Pro Forma Financial Information.  Not Applicable.

(c)  Exhibits.

Exhibit No.                           Description
------------                          -----------
  2.1 Agreement and Plan of Merger, dated as of August 31, 1998, by and among the Company, Merger Sub, Excell, and the shareholders of Excell (without Exhibits).

  2.2 Registration Rights Agreement, dated as of August 31, 1998, by and among the Company and the other parties named therein (with Schedule A thereto).

  2.3 Escrow Agreement, dated as of August 31, 1998, by and among the Company and the other parties named therein (without Exhibits).


     The Company will provide to the Securities and Exchange Commission, upon request, a copy of any omitted Schedule or Exhibit to the Exhibits listed above.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CAMBRIDGE TECHNOLOGY
                                     PARTNERS (MASSACHUSETTS), INC.



September 11, 1998                 By: /s/ Arthur M. Toscanini
                                       ------------------------------
                                       Arthur M. Toscanini
                                       Executive Vice President, Finance,
                                       Chief Financial Officer, Treasurer

                                     Exhibit Index
                                     -------------
Exhibit No.                           Description
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   2.1 Agreement and Plan of Merger, dated as of August 31, 1998, by and among the Company, Merger Sub, Excell, and the shareholders of Excell (without Exhibits).

   2.2 Registration Rights Agreement, dated as of August 31, 1998, by and among the Company and the other parties named therein (with Schedule A thereto).

   2.3 Escrow Agreement, dated as of August 31, 1998, by and among the Company and the other parties named therein (with all Exhibits thereto).